UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 20, 2004

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee	62-0935669
(State or other jurisdiction of incorporation)	(I.R.S. employer identification no.)

2300 Clayton Road, Suite 1200

Concord, CA 94520

Telephone Number (877) 917-2237

ITEM 7. Financial Statements; Pro Forma Financial Information and Exhibits

(c) Exhibits:

99.1	Schedule of Unaudited Selected Quarterly Financial Data

ITEM 12. Results of Operations and Financial Condition

The attached Exhibit 99.1 presents unaudited selected quarterly financial data that reflects the movement of the Company’s cartage operations from the retail segment to the wholesale segment. This reclassification had no effect on the consolidated results of operations of the Company.

This Current Report contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”), including income from operations adjusted to exclude costs of the Company’s secondary offering of common stock. Management uses this non-GAAP measure in its analysis of the Company’s performance. Management believes that presentations of financial measures excluding the impact of this item provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses and allows investors to more easily compare operating results from period to period. The attached Exhibit 99.1 reconciles the differences between the non-GAAP income from operations adjusted to exclude costs of the Company’s secondary offering of common stock and the income from operations presented in accordance with GAAP.

The information set forth under “Item 12. Results of Operations and Financial Condition”, including the Exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing, except as otherwise expressly stated in such filing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC. A Tennessee Corporation

Dated: February 20, 2004	By:	/s/ Lawrence C. Yarberry
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER
99.1	Schedule of Unaudited Selected Quarterly Financial Data